Table of Contents

Exhibit 8.1.  - List of subsidiaries of Pampa Energía S.A.

Subsidiary	Country of Incorporation of Subsidiary
1. AESEBA S.A.	Argentina
2. Bodega Loma la Lata S.A.	Argentina
3. Central Hidroeléctrica Lago Escondido S.A.	Argentina
4. Central Piedra Buena S.A.	Argentina
5. Central Térmica Güemes S.A.	Argentina
6. Central Térmica Loma de la Lata S.A.	Argentina
7. Compañía de Inversiones de Energia S.A.	Argentina
8. Compañía de Inversiones en Transmisión Eléctrica Citelec S.A.	Argentina
9. Compañía de Transporte de Energia Eléctrica de Alta Tensión Transener S.A.	Argentina
10. Corporación Independiente de Energia S.A.	Argentina
11. Electricidad Argentina S.A.	Argentina
12. Emdersa Generación Salta S.A. (EGSSA)	Argentina
13. Empresa de Sistemas Eléctricos Dispersos S.A. (ESED)	Argentina
14. Empresa Distribuidora de Electricidad de la Rioja S.A. (EDELAR)	Argentina
15. Empresa Distribuidora de Electricidad de Salta S.A. (EDESA)	Argentina
16. Empresa Distribuidora de Energia Norte S.A. (EDEN)	Argentina
17. Empresa Distribuidora Eléctrica Regional S.A. (EMDERSA)	Argentina
18. Empresa Distribuidora San Luis S.A. (EDESAL)	Argentina
19. Empresa Distribuidora y Comercializadora Norte S.A.	Argentina
20. Energia Distribuida S.A.	Argentina
21. Enron Pipeline Company Argentina S.A.	Argentina
22. Hidroeléctrica Diamante S.A.	Argentina
23. Hidroeléctrica los Nihuiles S.A.	Argentina
24. IESA S.A.	Argentina
25. Ingentis S.A.	Argentina
26. Inversiones Argentina I S.A.	Cayman Islands
27. Inversora Diamante S.A.	Argentina
28. Inversora Ingentis S.A.	Argentina
29. Inversora Nihuiles S.A.	Argentina
30. Pampa Generación S.A.	Argentina
31. Pampa Inversiones S.A.	Uruguay
32. Pampa Participaciones II S.A.	Argentina
33. Pampa Participaciones S.A.	Argentina
34. Pampa Real Estate S.A.	Argentina
35. Petrolera Pampa S.A.	Argentina
36. Powerco S.A.	Argentina
37. Transelec Argentina S.A.	Argentina
38. Transener Internacional Ltda.	Brazil
39. Transportadora de Gas del Sur S.A.	Argentina
40. Turbine Power Trading S.A.	United States of America